Exhibit 10.40

LEASE AMENDMENT NO. 1

LEASE AMENDMENT made as of this 15th day of July 1993 to that certain Lease Agreement dated as of May 6, 1993 (“Agreement”) between EXXON RESEARCH AND ENGINEERING COMPANY (“Landlord”) and MEDAREX, INC. (“Tenant”).

WHEREAS, the parties desire to amend the Agreement to add additional space to the Demised Premises;

NOW THEREFORE, the parties agree that the Agreement is hereby amended as follows:

1. Section 1.01(a) is amended to read as follows:

“Agreement. The Lease Agreement dated as of May 6, 1993 between Landlord and Tenant, as amended by Lease Amendment No. 1 dated as of July 15, 1993.”

2. Section 1.01(d) is amended to read as follows:

“Demised Premises. Those portions of the Building hereby leased to Tenant commonly known as Level 1 of the southwest quadrant (“LF/LH-l”) of the laboratory facilities, as more particularly depicted on Exhibit B-3 annexed hereto, including the LF atrium as shown on Exhibit N annexed hereto, together with that proportionate share of the mechanical rooms in the LF/LH penthouse and that portion of the cylinder storage area in the LF/LH penthouse which serve LF/LH-1, and the proportionate share of the mechanical space on Level 0 of the LF/LH wing, all of which are deemed to be 37,200 rentable square feet.

The portions of the Demised Premises within the Building shall also include the laboratory furniture, laboratory casework, incidental furniture, fixtures, hoods, equipment, shades, draperies, carpeting and office furniture and the like in place as of the commencement of this Agreement and identified in Exhibits B-2 and B-4 annexed hereto.”

3.                               Exhibit B-1 is deleted and replaced by Exhibit B-3 annexed hereto and made a part hereof.  Exhibit B-4 is added to this Agreement and made a part hereof.

4.                               Section 2.01 DEMISED PREMISES AND TERM is amended to read as follows:

“Landlord hereby leases to Tenant and Tenant hereby hires and takes from Landlord the Demised Premises for the term of sixty-three (63) months commencing at 12:01 a.m. on the fifteenth (15th) day of July, 1993 and expiring at 12:00 midnight on the fourteenth (14th) day of October, 1998, unless this Agreement is sooner terminated as hereinafter provided.”

5.                               Section 4.02(5) is amended by the deletion of “July 1, 1993” and the substitution therefor of “July 15, 1993.”

6.                               The first paragraph of Section 5.01 RENT is amended to read as follows:

“Rent for the demised term shall be Four Million Eight Hundred Thirty Six Thousand Dollars ($4,836,000) reflecting abatements set forth below in this Section, payable at the rate of Eighty Thousand Six Hundred Dollars ($80,600) per month for the period October 15, 1993 through October 14, 1998, which sum shall be the Basic Monthly Rental.”

7.                               The last paragraph of Section 5.01 RENT is amended to read as follows:

“Notwithstanding the foregoing, Tenant’s obligation to pay Basic Monthly Rental shall be abated for three (3) months until October 15, 1993, with the effect that Tenant shall not be obligated to pay any Basic Monthly Rental from July 15 through September 15, 1993. This abatement shall not apply to Tenant’s obligation to pay Additional Rent, nor shall it apply to Tenant’s obligation to pay for Optional Services.”

8.                               Sections 6.02(a) & (d) are amended by the deletion of “2.5%” and the substitution therefor of “4.8%.”

9.                               Section 6.03 OPERATING EXPENSES is amended by the deletion of “Exhibit E” and the substitution therefor of “Exhibit “M,” wherever it appears. Exhibit E is deleted and replaced by Exhibit M - Operating Expenses for Operating Base Year 1993, annexed hereto and made a part hereof.

10.                         Section 6.05 UTILITY CHARGES is amended by the deletion of “July 1, 1993” and the substitution therefor of “July 15, 1993”; by the deletion of “Sixty and No/l00 Dollars ($60)” and the substitution therefor of “One Hundred Twenty and No/l00 Dollars ($120)”; by the deletion of “Exhibit F-l” and the substitution therefor of “Exhibit F-5”; and by the deletion of “Exhibit F-3” and the substitution therefor of “Exhibit F-6,” wherever the same appear. Sections 6.05(b) and (c) are amended by the deletion of “LF-l” and the substitution therefor of “LF/LH-l,” wherever it appears. Section 6.05(c) is amended by the deletion of “2,000” and the substitution therefor of “4,000.”  Section 6.05(e) is amended by the deletion of “1,000” and the substitution therefor of “2,000” wherever it appears.

11.                               Exhibits F-1 and F-3 are deleted and replaced by Exhibits F-5 and F-6 annexed hereto and made a part hereof.

12.                                  Section 9.01 is amended to provide that Landlord will, upon the request of Tenant, remove from the Demised Premises any fume hoods currently located therein, as designated by Tenant, provided that any such requests are made by January 31, 1994.

13.                                  Section 11.03 PROPERTY DAMAGE is amended by the deletion of “2.5%” and the substitution therefor of “4.8%.”

14.                                  Section 11.06 EXCLUSIONS, Section 18.02 CHEMICAL STOCKROOM and Section 34.01 SURRENDER OF PREMISES are amended by the deletion of “ECRA” and the substitution therefor of “ISRA.”

15.                                  Exhibit G LETTER OF CREDIT AGREEMENT is amended as follows:

a. Paragraph 2 is amended by the deletion of     (i) “$675,000” and the substitution therefor of “$1,260,000,” (ii) “$168,750” and the substitution therefor of “$315,000,” and (iii) “$57,000” and the substitution therefor of “$102,000.”

b.                          Paragraph 3 is amended by the deletion of “July 1, 1993” and the substitution therefor of “July 15, 1993.”

c.                           Schedule A FORM OF IRREVOCABLE LETTER OF CREDIT is amended by the deletion of (i) “Six Hundred Seventy-five Thousand Dollars($675,000)” and “$675,000” and  the substitution therefor of “One Million Two Hundred Sixty Thousand Dollars ($1,260,000)” and “$1,260,000,” (ii) “$168,750” and the substitution therefor of “$315,000,” and (iii) “$57,000” and the substitution therefor of “$102,000.”

16.                                      Article 17 is amended by the deletion of the terms (a) “Environmental Clean-up Responsibility Act” and “ECRA” and the substitution therefor of “Industrial Site Recovery Act” and “ISRA,” and (b) “Cleanup Plan” and the substitution therefor or of “Remedial Action Workplan.”

17.                                     Section 17.06 ADMINISTRATIVE CONSENT ORDER is amended by the deletion of “bond” and the substitution therefor of “funding source,” wherever it appears.

18.                                     Section 25.01 ACCESS AND RIGHT OF INSPECTION is amended by the deletion of “LF-l” and “July 1, 1993” and the substitution therefor of “LF/LH-l” and “July 15, 1993.”

19.                                     Section 31.01 SUBORDINATION is amended by the deletion of the second sentence.

20.                                     Exhibit L is deleted.

21.                                     Section 32.02 PERSONAL LIABILITY OF LANDLORD is amended by the addition of the following phrase on the third line after “equity,”: “but excepting the provisions to the contrary in Section 34.01 . . .”

22.                                     Section 34.01 QUIET ENJOYMENT is amended to read as follows:

“Landlord covenants that if, and so long as, Tenant pays the Basic Monthly Rental and Additional Rent as herein provided, and keeps, observes and performs each and every term of this Agreement on Tenant’s part to be kept, observed and performed, Landlord shall do nothing to affect Tenant’s right to peaceably and quietly have, hold and enjoy the Demised Premises for the term herein mentioned, subject to the provisions of this Agreement and to the provisions of any superior mortgage. Landlord specifically covenants and agrees that Tenant’s right to peaceably and quietly have, hold and enjoy the Demised Premises for the term herein mentioned shall not be affected in any adverse manner by reason of any breach by Tenant of the provisions of the Main Lease, and Landlord hereby agrees to indemnify, defend and hold harmless the Tenant from any claim or liability to the OverLandlord or any other party by reason of Tenant’s breach of the provisions of the Main Lease. The limitation of liability of Landlord, pursuant to the provisions of Section 32.02, shall not apply to this covenant and indemnification of Landlord with respect to performance of the terms of the Main Lease, or to any damages suffered by Tenant arising out of any breach of the provisions of the Main Lease by Landlord, it being understood that, if Tenant’s peaceable and quiet enjoyment of the Demised Premises is disturbed by reason of a breach by Landlord of the terms of the Main Lease, Landlord shall be fully and personally liable to Tenant for all damages resulting from such breach and recoverable by law.”

23.                                     Section 41.01 RENEWAL OPTION is amended by the de1etion of (a) “July 1, 1993” and the substitution therefor of “July 15, 1993,” (b) “October 1, 1998” and the substitution therefor of “October 15, 1998,” and (c) September 30, 2003” and the substitution therefor of “October 14, 2003.”

24.                                     Section 42.01 PARKING is amended by the deletion of “one (1)” and the substitution therefor of “two (2).”

25.                                     Section 43.01 SIGNS is amended by the deletion of “LF-l” and the substitution therefor of “LF/LH-l.”

26.                         The index to Exhibits appearing on page vi of the Agreement is deleted.

27.                         Except and as amended hereby, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease Amendment No. 1 to be duly executed as of the date provided on Page 1 of this agreement.

LANDLORD:

EXXON RESEARCH AND ENGINEERING COMPANY

By	/s/ Frank B. Sprow
Frank B. Sprow
Vice President

DATED:	July 15, 1993

TENANT:
MEDAREX, INC.

By	/s/ Michael Appelbaum
Michael Appelbaum
Vice President and CFO

DATED:	July 15, 1993

LEASE AMENDMENT NO. 2

LEASE AMENDMENT made as of this 23 day of September, 1994 to that certain Lease Agreement dated as of May 6, 1993 (“Agreement”) between EXXON RESEARCH AND ENGINEERING COMPANY (“Landlord”) and MEDAREX, INC. (“Tenant”).

WHEREAS, the parties desire to amend the Agreement to add additional space to the Demised Premises;

NOW, THEREFORE, the parties agree that the Agreement is hereby amended as follows:

1.                  The Demised Premises as defined in Section 1.01(d) of the Agreement are enlarged effective October 1, 1994 by the addition of that portion of the 3rd floor of the Central Functions Wing (CC-3) depicted on Exhibit A attached hereto and deemed to be 7,368 rentable square feet, inclusive of the offices that are commonly known by the following designations:

CC323, CC324, CC327, CC328, CC329, CC330, CC330A, CC334, CC334A, CC333, CC335, CC338, CC338A, CC339, CC341, CC342, CC342A, CC343, CC344, CC346, CC396, CC397.

The portion of CC-3 that is the subject of this Lease Amendment No. 2 shall hereinafter be referred to as “CC323-397.”

2.                  Tenant acknowledges that it has thoroughly examined CC323-397 and takes said space in its “AS IS” condition as of October 1, 1994 subject only to Landlord’s Work. In CC323-397, Landlord shall (i) shampoo all carpeting, (ii) remove all furniture except the furniture in conference room CC329, (iii) remove all stored items from hallways, (iv) patch and paint as required, (v) repair broken building equipment, if any, and (vi) enclose the atrium with banker’s partitions (together, “Landlord’s Work”).

3. Rent for CC323-397 for the demised term (October 1, 1994 to and including October 14, 1998) shall be Six hundred seventy-eight thousand, Four hundred sixty-seven and 94/100 Dollars ($678,467.94), payable in equal monthly installments of Fourteen thousand, three and 00/100 Dollars ($14,003.00), prorated for partial months, which sum shall be the Basic Monthly Rent. (For information purposes only, Basic Rent for CC323-397 is calculated on a unit rate of $22.00 per rentable square foot per year.)

4. Additional Rent for CC323-397 for the demised term shall be Ninety-three thousand, One hundred eighty-eight and 60/100 Dollars ($93,188.60), payable in equal monthly installments of One thousand, Nine hundred twenty-three and33/100 Dollars ($1,923.33), prorated for partial months- (For information purposes only, Additional Rent for CC323-397 is calculated on a unit rate of $1.25 per rentable square foot for the entire CC-3 floor, deemed to be 18,424 square feet).

5. If the tenant occupying the 2nd floor of the Central Functions wing advises Landlord that, notwithstanding the banker’s partitions, an unacceptable level of noise emanating on the 3rd floor is audible on the 2nd floor via the atrium, then Landlord shall have the right to enclose the atrium in glass. Tenant agrees that it shall bear one-half of the reasonable costs and expenses to so enclose the atrium, but not to exceed $20,000, which amount shall be due and payable as Additional Rent.

6. Landlord may terminate this Lease Amendment No. 2 at any time on not less than sixty (60) days’ written notice to Tenant, in which event Tenant shall quit and surrender CC323-397 to Landlord, broom clean, in good safe order and condition, ordinary wear and tear excepted, and Tenant shall remove all of its property therefrom.

7. Tenant’s entitlement to indoor parking spaces is increased by three (3) spaces, from two (2) spaces under Lease Amendment No. 1, to five (5) spaces under this Lease Amendment No. 2.

8. If Landlord receives a bona fide offer from a third party to lease more space in CC-3 than is being leased by Tenant hereunder, which offer Landlord desires to accept, Landlord shall deliver a copy of such offer to Tenant, and Tenant may, within twenty (20) business days thereafter, elect to lease the subject space on the same terms as those set forth in the offer. If Tenant does not accept such offer, Tenant’s rights under this Paragraph 8 shall be extinguished, and Landlord may notify Tenant of termination under this Lease Amendment No. 2 and lease the subject space to such third party. This right of first refusal shall be inapplicable to a lease to any party affiliated with Landlord.

ALL OTHER TERMS AND CONDITIONS OF THE AGREEMENT REMAIN UNCHANGED.

LANDLORD:
EXXON RESEARCH AND ENGINEERING COMPANY

By:	/s/ M. E. Adams
Leasing Manager

Date:	September 26, 1994

TENANT:
MEDAREX, INC.

By:	/s/ Michael Appelbaum
Date:	September 23, 1994

LEASE AMENDMENT NO. 3

LEASE AMENDMENT made as of this 27th day of October, 1994 to that certain Lease Agreement dated as of May 6, 1993 (“Agreement”) between EXXON RESEARCH AND ENGINEERING COMPANY (“Landlord”) and MEDAREX, INC. (“Tenant”).

WHEREAS the parties recently entered into Lease Amendment No. 2 whereby effective October 1, 1994 Tenant has leased additional space from Landlord designated as CC323-397, and

WHEREAS the parties omitted to address in said Lease Amendment No. 2 certain effects for Medarex if all or a portion of CC-3 is leased to a third party;

NOW, THEREFORE, the parties agree that effective immediately the Agreement is amended as follows:

1.                  If (i) Lease Amendment No. 2 is terminated in accordance with Paragraph 8 thereof and Landlord leases CC-3 to a third party, or (ii) Landlord leases to a third party substantially all of the remainder of CC-3 not leased to Tenant, and in either case (i) or (ii) Tenant has made payments to Landlord for Tenant’s share (not to exceed $20,000) of Landlord’s reasonable costs and expenses to enclose the atrium in glass pursuant to Paragraph 5 of Lease Amendment No. 2, then Landlord shall credit toward Tenant’s next succeeding rent payment an amount equivalent to such payments made by Tenant.

ALL OTHER TERMS AND CONDITIONS OF THE AGREEMENT REMAIN UNCHANGED.

LANDLORD:

EXXON RESEARCH AND ENGINEERING COMPANY

By:	/s/ M.E. Adams
Leasing Manager

Date:	October 27, 1994

TENANT:
MEDAREX, INC.

By	/s/ Michael Appelbaum
Sr. Vice President

Dated:	October 31, 1994

LEASE AMENDMENT NO. 4

LEASE AMENDMENT made as of this 16th day of October 1995 to that certain Lease Agreement dated as of May 6, 1993 (“Agreement”) between EXXON RESEARCH AND ENGINEERING COMPANY (“Landlord”) and MEDAREX, INC. (“Tenant”),

WHEREAS, the parties desire to amend the Agreement to add additional indoor reserved parking spaces to the Demised Premises:

NOW THEREFORE, the parties agree that the Agreement is hereby amended as follows:

1 . The Tenant’s entitlement to indoor parking spaces as defined in Section 42.01 of the Agreement and Lease Amendment No. 1, at paragraph 1 and Lease Amendment No. 2 at paragraph 7, are increased effective November 1, 1995 by the addition of five (5) indoor parking spaces. This addition of five (5) spaces shall increase the Tenant’s entitlement to indoor parking spaces to ten (10) under this Lease Amendment No. 4.

2. Additional Rent for the five (5) additional indoor parking spaces made part of Tenant’s entitlement through this Lease Amendment No. 4 shall be Four Thousand Eight Hundred dollars ($4,800.00) annually. (For information purposes only, Additional Rent for the five (5) spaces is calculated on a. monthly rate of Eighty dollars ($80.00) per space.

3. Landlord may terminate this Lease Amendment No, 4 at any time on not less than sixty (60) days’ written notice to Tenant, in which event Tenant shall cease utilizing and surrender the five (5) spaces identified in paragraph 1 above.

ALL OTHER TERMS AND CONDITIONS OF THE AGREEMENT REMAIN UNCHANGED.

LANDLORD:
EXXON RESEARCH AND ENGINEERING COMPANY
By:	/s/ M.E. Adams
Leasing Manager

Date:	October 16, 1995

TENANT:
MEDAREX, INC.

By:	/s/ Lisa Drakeman

Date:	October 16, 1995

LEASE AMENDMENT NO. 5

LEASE AMENDMENT made as of this 31ST day of January, 1997 to that certain Lease Agreement dated as of May 6, 1993, and as amended, (“Agreement”) between EXXON RESEARCH AND ENGINEERING COMPANY (“Landlord”) and MEDAREX, INC. (“Tenant”).

WHEREAS, the parties desire to amend the Agreement to add additional space to the Demised Premises;

NOW, THEREFORE, the parties agree that the Agreement is hereby amended as follows:

1. The Demised Premises as defined in Section 1.01(d) of the Agreement are enlarged effective February 3, 1997 by the addition of those portions of the Building hereby leased to Tenant commonly known as:

•                                                   The northern interior sector of Pilot Wing PF East to include PF100B, PF101, PF103, PF107, PF110B, PF111, PF113, PF117, PF120B and PF121, being more particularly depicted on LA5-Exhibit A attached hereto, together with the proportionate share of (i) the mechanical room depicted as PF105, (ii) the corridor which separates PF East and PF West, and (iii) the mechanical space on Level M of the PF Wing, together deemed to be 4,556 rentable square feet (“PF-NE (inside)”).

•                                                   The northern exterior sector of Pilot Wing PF East contiguous to the interior sector defined above, deemed to be 1,991 rentable square feet (“PF-NE (outside)”), being more particularly described on LA5-Exhibit A attached hereto,

•                                                   The “zero” level identified as laboratory L0001 depicted on LA5-Exhibit B attached hereto and deemed to be 1,397 rentable square feet; and

•                                                   The 3rd floor office identified as CC348 depicted on LAS-Exhibit C attached hereto and deemed to be 159 rentable square feet.

2.       Tenant acknowledges that it has thoroughly examined PF-NE (inside), PF-NE (outside), L00l, and CC348 and takes said space in “AS IS” condition as of February 1, 1997.

3.       That portion of the Demised Premises referred to as CC323-397 (depicted on LA5-Exhibit C) in Lease Amendment 2 is understood to consist of 7,638 rentable square feet rather than 7,368 rentable square feet as mistakenly identified in Lease Amendment 2.

4.       Rent

A.                                Rent for PF-NE (inside) for the demised term (Rent shall be paid from February 17, 1997 to and including September 30, 1998) shall be One Hundred Eighty Thousand Seven Hundred Thirty-five and 90/100 Dollars ($180,735.90), payable in equal monthly installments of Nine Thousand Thirty-six and 80/100 Dollars ($9,036.80) which sum shall be the Basic Monthly Rent. (For information purposes only, Basic Rent for PF-NE (inside) is calculated on a unit rate of $24.50 per rentable square foot (hereinafter, PRSF) per year.)

B.                                    Rent for PF-NE (outside) for the demised term (Rent shall be paid from February 17, 1997 to and including September 30, 1998) shall be Seventeen Thousand Seven Hundred Thirty and 81/100 Dollars ($17,730.81), payable in equal monthly installments of Eight Hundred Eighty-six and 54/100 Dollars ($886.54) which sum shall be the Basic Monthly Rent. (For information purposes only, Basic Rent for PF-NTE (outside) is calculated on a unit rate of $5.50 (adjusted operating expenses) PRSF per year.)

C.                                    Rent for L00l for the demised term (Rent shall be paid from February 17, 1997 to and including September 30, 1998) shall be Twenty-Seven Thousand One Hundred Forty-three and 90/100 Dollars ($27,143.90), payable in equal monthly installments of One Thousand Three Hundred Fifty-seven and 20/100 Dollars ($1,357.20) which sum shall be the Basic Monthly Rent. (For information purposes only, Basic Rent for L00l is calculated on a unit rate of $12.00 PRSF per year.)

D.                                   Rent for CC348 for the demised term (Rent shall be paid from February 17, 1997 to and including September 30, 1998) shall be Five Thousand Six Hundred Sixty-three and 88/100 Dollars ($5,663.88), payable in equal monthly installments of Two Hundred Eighty-three and 19/100 Dollars ($283.19), which sum shall be the Basic Monthly Rent. (For information purposes only, Basic Rent for CC348 is calculated on a unit rate of $22.00 PRSF per year.)

E.                                     Rent for CC323-397 for the demised term (Rent shall be paid from February 17, 1997 to and including September 30, 1998) shall be Two Hundred Seventy-two Thousand Eighty and 21/100 Dollars ($272,080.21), payable in equal monthly installments of Thirteen Thousand Six Hundred Four and 01/100 Dollars ($13,604.01), which sum shall be the Basic Monthly Rent. (For information purposes only, Basic Rent for CC323-397 is calculated on a unit rate of $22.00 PRSF per year.)

5.       Additional Rent. The following shall be added to Article 6, Section 6.01 beginning as the third paragraph therein:

Tenant shall pay as Additional Rent for each calendar year or proportionate part thereof during the lease term an amount equal to Tenant’s proportionate share, to wit,

now five and fifty-nine hundredths percent (5.59%), of the amount of Operating Expenses for such calendar year (“Tenant’s Operating Payment”). Tenant’s Operating Payment shall also include charges for PFNE (outside) in six categories, which charges shall be calculated as percentages of the like effective charges per square foot (in each case, subject to exclusions from Operating Expenses as described above) for the balance of the Demised Premises, as follows: site security, 100%; grounds maintenance, facilities maintenance and repair, site operations. management, and insurance (including, as the case may be, payments in lieu thereof, or imputed premiums pursuant to Article 11 of the Lease), each 50%. Said Operating Expenses shall be more fully described in “LA5-Exhibit M”, attached, which shall replace Exhibit M from Lease Amendment No. 1.

6. Real Estate Taxes. The Tenant’s percentage share of Taxes as defined in Article 6, Section 6.02 of the Lease shall be increased from four and eighty-two hundredths percent (4.82%) to five and eighty-five hundredths percent (5.85%) under this Lease Amendment No. 5.

7. Section 6.05 Utility Charges is amended by the following:

•                                         deleting the first sentence of the second paragraph therein and replacing it with the following sentence: “Tenant’s adjusted utility charge for the year 1997 shall include the addition of the PF-NE (inside) (See LA5-Exhibit D, attached) and L00l (See LA5-Exhibit E, attached) utilities to the 1994 utility base year.”; and

•                                         deleting “January 1, 1995” and substituting it with “February 1, 1997”.

8. Lease Exhibit F-4 shall be deleted and replaced with “LA5-Exhibit-F4”, attached.

9. Tenant’s entitlement to indoor parking spaces remains at five (5) spaces. Tenant’s additional annually leased indoor parking spaces shall be increased from five (5) spaces by one (1) space making a total of six (6) additionally leased indoor spaces under this Lease Amendment No. 5. Each additionally leased indoor space shall cost Nine Hundred sixty and 00/100 Dollars ($960.00), annually.

10. Landlord may terminate this Lease Amendment No. 5 or any portion thereof at any time on not less than sixty (60) days’ written notice to Tenant, in which event Tenant shall quit and surrender PP-NE (inside), PP-NE (outside), L00l and/or CC348 to Landlord, broom clean, in good safe order and condition, ordinary wear and tear excepted, and Tenant shall remove all of its property therefrom.

11. If Landlord receives a bona tide offer from a third party to lease more space in CC-3 than is being leased by Tenant hereunder, which offer Landlord desires to accept, Landlord shall deliver a copy of such offer to Tenant, and Tenant may, within twenty (20) business days thereafter, elect to lease the subject space on the same terms as those set forth in the offer. If Tenant does not accept such offer, Tenant’s rights under this

Paragraph 11 shall be extinguished, and Landlord may notify Tenant of termination under this Lease Amendment No. 5.  As respects that portion of the Demised Premises known as CC323-397 and lease the subject space to such third party.  This right of first refusal shall be inapplicable to a lease to any party affiliated with Landlord.

ALL OTHER TERMS AND CONDITIONS OF THE AGREEMENT REMAIN UNCHANGED.

LANDLORD:

EXXON RESEARCH AND ENGINEERING COMPANY

By:	/s/ Alfredo Lopez

Date:	January 31, 1997

TENANT:
MEDAREX, INC.

By:	/s/ Michael Appelbaum

Date	January 31, 1997

LEASE AMENDMENT NO.6

LEASE AMENDMENT made as of this 22nd day of May, 1997 to that certain Lease Agreement dated as of May 6, 1993, and as amended, (“Agreement”) between EXXON RESEARCH AND ENGINEERING COMPANY (“Landlord”) and MEDAREX, INC. (“Tenant”).

WHEREAS, the parties desire to amend the Agreement to add additional space to the Demised Premises;

NOW, THEREFORE, the parties agree that the Agreement is hereby amended by enlarging the Demised Premises as defined in Section 1.01(d) of the Agreement, effective June 2, 1997, by the addition of that space identified as CC-350, deemed to be 159 rentable square feet, being more particularly depicted on LA6-Exhibit A.

Tenant acknowledges that it has thoroughly examined CC-3 50 and takes said space in “AS IS” condition as of June 2, 1997.

Rent

Rent for CC-350 for the demised term (Rent shall be paid from June 2, 1997 to and including September 30, 1998) shall be Three Thousand Four Hundred Ninety-Eight and 00/100 Dollars ($3,498.00), payable in equal monthly installments of Two Hundred Ninety-One and 10/100 Dollars ($291.10) which sum shall be the Basic Monthly Rent. (For information purposes only, Basic Rent for CC-350 is calculated on a unit rate of $22.00 per rentable square foot (hereinafter, PRSF) per year.)

Landlord may terminate this Lease Amendment No. 6 or any portion thereof, at any time on not less than sixty (60) days’ written notice to Tenant, in which event Tenant shall quit and surrender CC-350 to Landlord, broom clean, in good safe order and condition, ordinary wear and tear excepted, and Tenant shall remove all of its property therefrom.

If Landlord receives a bona fide offer from a third party to lease more space in CC-3 than is being leased by Tenant hereunder, which offer Landlord desires to accept, Landlord shall deliver a copy of such offer to Tenant, and Tenant may, within twenty (20) business days thereafter, elect to lease the subject space on the same terms as those set forth in the offer. If Tenant does not accept such offer, Tenant’s rights under this Amendment No. 6 shall be extinguished, and Landlord may notify Tenant of termination under this Lease Amendment No. 6 as respects that portion of the demised premises known as CC-350 and lease the subject space to such third party. This right of first refusal shall be inapplicable to a lease to any party affiliated with Landlord.

ALL OTHER TERMS AND CONDITIONS OF THE AGREEMENT REMAIN UNCHANGED.

:	LANDLORD:
EXXON RESEARCH AND ENGINEERING COMPANY

	By:	/s/ M.E. Adams
	Date:	May 22, 1997

:	TENANT
MEDAREX, INC.

	By:	/s/ Michael Appelbaum
	Date:	May 22 1997

LEASE AMENDMENT NO.7 and LEASE RENEWAL

LEASE AMENDMENT and LEASE RENEWAL made as of this 10th day of October,  1997 to that certain lease agreement dated as of May 6, 1993, and as amended, (“Agreement”) between EXXON RESEARCH AND ENGINEERING COMPANY (“Landlord”) and MEDAREX, INC. (“Tenant”).

WHEREAS, the parties desire to amend the Agreement to add additional space to the Demised Premises; and

WFIEREAS, the parties desire to renew the Agreement for one (1) five (5) year renewal period extending from October 1, 1998 through September 30, 2003;

NOW, THEREFORE, the parties agree that the Agreement is hereby amended by enlarging the Demised Premises by the addition of the space identified as CC356, deemed to be 296 rentable square feet, CC3S6A, deemed to be 222 rentable square feet, CC362, deemed to be 222 rentable square feet, CC318, deemed to be 222 rentable square feet, CC320, deemed to be 159 rentable square feet, and CC322, deemed to be 222 rentable square feet (in the aggregate being deemed to be an additional 1,343 rentable square feet), being more particularly depicted on LA7 - Exhibit A.

Tenant acknowledges that it has thoroughly examined CC356, CC356A, CC362, CC318, CC320, and CC322 and takes said space in “AS IS” condition as of November 1, 1997.

Rent for CC356, CC356A, CC362, CC318, CC320, and CC322 for the demised term (Rent shall be paid from November 1, 1997 to and including September 30, 1998) shall be Twenty-Seven Thousand Eighty-Three and 83/100 dollars ($27,083.83), payable in equal monthly installments of Two Thousand Four Hundred Sixty-Two and 17/100 dollars ($2,462.17) which sum shall be the Basic Monthly Rent. (For information purposes only, Basic Rent for CC356, CC356A, CC362, CC318, CC320, and CC322 is calculated on a unit rate of $22.00 per rentable square foot per year.)

Landlord may terminate this Lease Amendment No. 7 or any portion thereof at any time on not less than sixty (60) days’ written notice to Tenant, in which event Tenant shall quit and surrender said space to Landlord, broom clean, in good safe order and condition, ordinary wear and tear excepted, and Tenant shall remove all of its property therefrom.

NOW, THEREFORE, the parties agree that the Agreement is hereby renewed as follows:

1.                                      Demised Premises

The Demised Premises as defined in Section 1.01(d) of the Agreement consist of those portions of the Building currently leased to Tenant and commonly identified (with associated square footage) as:

–	LF/LH-l	37,200 SF
–	CC-3	9,299 SF
(CC318, CC320, CC322, CC323, CC324,
CC327, CC328, CC329, CC330, CC330A,
CC334, CC334A, CC333, CC335, CC338,
CC338A, CC339, CC341, CC342, CC342A,
CC343, CC344, CC346, CC348, CC350,
CC356, CC356A, CC362, CC396, CC397)
–	L00l	1,397 SF
–	PF-NE (inside)	4,556 SF
–	PF-NE (outside)	1,991 SF

2.                                      Rent

A. Rent for LF/LH-l for the demised term (Rent shall be paid from October 1, 1998 to and including September 30, 2003) shall be Five Million One Hundred Fifteen Thousand and 00/100 Dollars ($5,115,000.00), payable in equal monthly installments of Eighty-Five Thousand Two Hundred Fifty and 00/100 Dollars ($85,250.00) which sum shall be the Basic Monthly Rent. (For information purposes only, Basic Rent for LF/LH- 1 is calculated on a unit rate of $27.50 per rentable net square foot per year.)

B. Rent for CC-3 for the demised term (Rent shall be paid from October 1, 1998 to and including September 30, 2003) shall be One Million Twenty-Two Thousand and Eight Hundred Ninety and 00/100 Dollars ($1,022,890.00), payable in equal monthly installments of Seventeen Thousand Forty-Eight and 17/100 Dollars ($17,048.17) which sum shall be the Basic Monthly Rent. (For information purposes only, Basic Rent for CC-3 is calculated on a unit rate of $22.00 gross plus energy per square foot per year.)

C. Rent for L00l for the demised term (Rent shall be paid from October 1, 1998 to and including September 30, 2003) shall be Eighty-Three Thousand Eight Hundred Twenty and 00/100 Dollars ($83,820.00), payable in equal monthly installments of One Thousand Three Hundred Ninety-Seven and 00/100 Dollars ($1,397.00) which sum shall be the Basic Monthly Rent. (For information purposes only, Basic Rent for L00l is calculated on a unit rate of $12.00 per rentable net square foot per year.)

D. Rent for PF/NE (inside) for the demised term (Rent shall be paid from October 1, 1998 to and including September 30, 2003) shall be Five Hundred Fifty-Eight Thousand One Hundred Ten and 00/100 Dollars ($558,110.00) payable in equal monthly installments of Nine Thousand Three Hundred One and 83/100 Dollars ($9,301.83) which sum shall be the Basic Monthly Rent. (For information purposes only, Basic Rent for PF/NE (inside) is calculated on a unit rate of $24.50 per rentable net square foot per year.)

E. Rent for PF/NE (outside) for the demised term (Rent shall be paid from October 1, 1998 to and including September 30, 2003) shall be Fifty-Four Thousand Seven Hundred Fifty-Two and 50/100 Dollars ($54,752.50) payable in equal monthly installments of Nine Hundred Twelve and 54/100 Dollars ($912.54) which sum shall be the Basic Monthly Rent.  (For information purposes only, Basic Rent for PF/NE (outside) is calculated on a unit rate of $5.50 per rentable net square foot per year.)

3.                                      Renewal Option

Article 41, Section 41.01 shall be deleted and replaced with:

“Provided that Tenant is not in default under any of the terms and conditions of this Agreement beyond the periods for notice and cure pursuant to Article 21 hereof, Tenant shall have the option to renew this Agreement for one additional term of five (5) years, upon the same terms and conditions contained in this Agreement, except (i) there shall be one (1) five (5) year renewal option, and (ii) the Base Rent shall be recalculated using the same Index as identified in Section 6.03 above. The renewal rent for each year of the renewal term shall be the equivalent of $27.50 per square foot of net rentable space for LF/LH-1, $22.00 gross plus energy per square foot for CC-3 which includes CC318, CC320, CC322, CC323, CC324, CC327, CC328, CC329, CC330, CC330A, CC334, CC334A, CC333, CC335, CC338, CC338A, CC339, CC341, CC342, CC342A, CC343, CC344, CC346, CC348, CC350, CC356, CC3S6A, CC362, CC396, CC397, $12.00 per rentable net square foot for L00l, $24.50 per rentable net square foot for PF/NE (inside), and $5.50 per rentable net square foot for PF/NE (outside), all adjusted upward (or downward as the case may be) by the percentage change in the Index from October 1, 1998 to the commencement date of the renewal term.

If the renewal option is exercised by Tenant, the renewal term shall commence on October 1, 2003 and expire on September 30, 2008. In order to exercise the renewal option, Tenant must give Landlord notice of its intention to renew at least fourteen (14) months prior to the expiration date of the initial term. Time shall be of the essence with respect to the exercise of the renewal option.”

4.                                      Office Area - CC-3

Tenant will continue to occupy CC-3 under the terms of the Agreement. In the event Landlord receives a third party proposal for the rental of CC-3 and Tenant does not exercise its right to lease the balance of the third floor of the Central Functions Wing, per the terms and conditions of the Agreement, if Landlord chooses to accept the third party proposal for the rental of CC-3 Tenant has the option to relocate to the 3,983 square foot CF-Stack level. The rental rate for the CF-Stack level will be $12.00 gross plus energy per rentable square foot on an “as is” basis. Landlord will contribute up to $25.00 (total) per rental square foot for Tenant improvements. The cost for such improvements will be amortized above the base rent over the term of the renewal at an interest rate of 10%.

5.                                      Right of First Refusal

Subject to any and all other tenants’ pre-existing rights, Tenant shall be granted a right of first refusal on the CF-Stack area measuring 3,983 rentable square feet. Such right will terminate upon the earlier of (a) the Tenant leasing the entire Central Functions Wing, or (b) the termination of Tenant’s occupancy of the CC-3 area.

ALL OTHER TERMS AND CONDITIONS of the Agreement remain unchanged.

LANDLORD:
EXXON RESEARCH AND ENGINEERING COMPANY

By:	/s/ Alfredo Lopez

Date:	October 15, 1997

TENANT:
MEDAREX, INC.

By:	/s/ Donald Drakeman

Date:	October 10, 1997

LEASE AMENDMENT NO.8

LEASE AMENDMENT made as of this 20th day of January, 1999 to that certain Lease Agreement dated as of May 6, 1993, and as amended, and renewed on October 10, 1997 extending from October 1, 1998 through September 30, 2003 (“Agreement”) between EXXON RESEARCH AND ENGINEERING COMPANY (“Landlord”) and MEDAREX, INC. (“Tenant”).

WHEREAS, the parties desire to amend the Agreement to add additional space to the Demised Premises;

NOW, THEREFORE, the parties agree that the Agreement is hereby amended as follows:

1.           The Demised Premises as defined in Section 1.01(d) of the Agreement are enlarged effective February 1, 1999 by the addition of those portions of the Building hereby leased to Tenant commonly known as:

•                                         That section of the PC corridor of Level 1 opposite the entrance to Pilot Wing PF East identified as PC 121 and PC 123, being more particularly depicted on LA8-Exhibit A attached hereto and deemed to be 318 rentable square feet.

•                                       The 3rd floor offices identified as CC-310, CC-312, and CC-314 depicted on LA5-Exhibit C attached hereto and deemed to be 714 rentable square feet.

2.           Tenant acknowledges that it has thoroughly examined PC121, PC123, CC-310, CC312, and CC-314 and takes said space in “AS IS” condition as of February 1, 1999.

3.           Rent

A.                                  Rent for PC12l and PC123 for the demised term (Rent shall be paid from February 1, 1999 to and. including September 30, 2003) shall be Twenty-Eight Thousand One Hundred Ninety-Six and 00/100 Dollars ($28,196.00), payable in equal monthly installments of Five Hundred Three and 50/100 Dollars ($503.50) which sum shall be the Basic Monthly Rent. (For information purposes only, Basic Rent for PC121 and PC123 is calculated on a rate of $19.00 per rentable square foot (hereinafter, PRSF) per year.)

B.                                    Rent for CC-310, CC-312, and CC-314 for the demised term (Rent shall be paid from February 1, 1999 to and including September 30, 2003) shall be Seventy-Three Thousand Three Hundred Four and 00/1 00 Dollars ($73,304.00), payable in equal monthly installments of One Thousand Three Hundred Nine and 00/100 Dollars ($1,309.00) which sum shall be the Basic Monthly Rent. (For information purposes only, Basic Rent for CC-310, CC-312, and CC-314 is calculated on a unit rate of $22.00 PRSF per year.)

4.           Additional Rent

Tenant shall pay as Additional Rent for PC121 and PC123 for each calendar year or proportionate part thereof during the lease term an amount equal to Tenant’s proportionate share, to wit, now five and sixty-three hundredths percent (5.63%), of the amount of Operating Expenses for such calendar year (“Tenant’s Operating Payment”).

5.           Real Estate Taxes. The Tenant’s percentage share of Taxes as defined in Article 6, Section 6.02 of the Lease shall be increased from five and eighty-five hundredths percent (5.85%) to five and eighty-nine hundredths percent (5.89%) under this Lease Amendment No. 8.

6.           Landlord may terminate the second portion of Provision 1 of this Lease Amendment No. 8, at any time on not less than sixty (60) days’ written notice to Tenant, in which event Tenant shall quit and surrender CC-310, CC-312, and CC-314, or any combination of said space based on Landlord’s written notice, to Landlord, broom clean, in good safe order and condition, ordinary wear and tear excepted, and Tenant shall remove all of its property therefrom.

7.           If Landlord receives a bona fide offer from a third party to lease more space in CC-3 than is being leased by Tenant hereunder, which offer Landlord desires to accept, Landlord shall deliver a copy of such offer to Tenant, and Tenant may, within twenty (20) business days thereafter, elect to lease the subject space on the same terms as those set forth in the offer. If Tenant does not accept such offer, Tenant’s rights under this Paragraph 7 shall be extinguished, and Landlord may notify Tenant of termination under this Lease Amendment No. 8 as respects that portion of the demised premises known as CC-310, CC-312 and CC-314 and lease the subject space to such third party. This right of first refusal shall be inapplicable to a lease to any party affiliated with Landlord.

ALL OTHER TERMS AND CONDITIONS OF THE AGREEMENT REMAIN UNCHANGED.

LANDLORD:
EXXON RESEARCH AND ENGINEERING COMPANY

By:	/s/ Alfredo Lopez
Date:	January 20, 1999

TENANT:
MEDAREX, INC.

By:	/s/ Michael Appelbaum
Date:	January 20, 1999

LEASE AMENDMENT No. 9

LEASE AMENDMENT made as of this      day of June, 1999 to that certain Lease Agreement dated as of May 6, 1993, and as amended and renewed on October 10, 1997 extending from October 1, 1998 through September 30, 2003 (“Agreement”) between EXXON RESEARCH AND ENGINEERING COMPANY (“Landlord”) and MEDAREX, INC. (“Tenant”).

WHEREAS, the parties desire to amend the Agreement by redefining (although not modifying the absolute number of) rentable square feet:

NOW, THEREFORE, the parties agree that the Agreement is hereby amended as follows:

1.                                          The Demised Premises as defined in Section 1.01(d) of the Agreement are modified as follows, and as more particularly depicted on LA9 - Exhibit C, attached:

•                     CC-310 will be reduced to 79 rentable square feet (a reduction of 159 rentable square feet),

•                     CC-311 will be added to the third floor offices within the Demised Premises, such space consisting of 159 rentable square feet. (For informational purposes only it should be noted that rent and any other money owed by Tenant to Landlord under the Agreement remains unchanged because of the rentable square foot equivalency of the modifications.)

2.                                       Landlord hereby permits Tenant, at no additional cost to Tenant, to utilize the CC kitchen area identified as CC-313, being more particularly depicted on LA9 -Exhibit C.

3.                                      Tenant acknowledges that it has thoroughly examined CC-311 and takes its space in “AS IS” condition as of the effective date of this Amendment No. 9.

4.                                      Landlord may terminate provisions 1 and 3 of this Lease Amendment No. 9 at any time on not less than sixty (60) days written notice to Tenant, in which event Tenant shall quit and surrender CC-310, CC-311, and its use of CC-3 13, or any combination of said space based on Landlord’s written notice to Landlord, broom clean, in good safe order and condition, ordinary wear and tear accepted, and Tenant shall remove all of its property therefrom.

5.                                     If Landlord receives a bona fide offer from a third party to lease more space in CC-3 than is being leased by Tenant hereunder, which offer Landlord desires to accept, Landlord shall deliver a copy of said offer to Tenant and Tenant may, within twenty (20) business days thereafter, elect to lease the subject space on the same terms as those set forth in the offer. If Tenant does not accept such offer, Tenant’s rights under this Paragraph 5 shall be extinguished, and Landlord may notify Tenant of termination under this Lease Amendment No. 9 as respects that portion of the Demised Premises known as

CC-310, CC-311, and CC-313 and lease the subject space to such third party. This right of first refusal shall be inapplicable to a lease to any party affiliated with Landlord.

ALL OTHER TERMS AND CONDITIONS OF THIS AGREEMENT REMAIN UNCHANGED.

LANDLORD:
EXXON RESEARCH AND ENGINEERING COMPANY

By:	/s/ M.E. Adams

Date:	June 9, 1999

TENANT:
MEDAREX, INC.

By:	/s/ Michael Appelbaum

Date:	June 17, 1999

Lease Amendment No. 10

Notice to Vacate CC-3 Leasehold

August 26, 1999

Dear Dr. Drakeman:

Pursuant to that certain Lease Agreement dated as of May 6, 1993, and as amended, (“Agreement”) between Exxon Research and Engineering Company (“Landlord’) and Medarex, Inc. (“Tenant”), Landlord is exercising its right to terminate the lease agreement with respect to all space identified as CC-3 space. This letter serves as the 60 day written notice to Tenant advising you that you shall quit and surrender the following space by November 15, 1999, leaving it broom clean, in good safe order and condition, ordinary wear and tear excepted, and with all of tenant’s property removed therefrom:

CC-3, which consists of:

CC-310, CC-311, CC-312, (use of CC-313), CC-314, CC-318, CC-320, CC-322, CC-323, CC-324, CC-327, CC-328, CC-329, CC-330, CC-330A, CC-333, CC-334, CC-334A, CC-335, CC-338, CC-338A, CC-339, CC-341, CC-342, CC-342A, CC-343, CC-344, CC-346, CC~348, CC-350, CC-356. CC-356A, CC-362, CC-396, and CC-397

From November 15, 1999 through the expiration of the Agreement (September 30, 2003) the Demised Premises as defined in Section 1.01(d) of the Agreement shall consist of LF/LH-1, L001, PC-121, PC-123, PF/NE (inside), PF(NE (outside). Additionally, Section 42.01 of the Agreement shall be amended by the substitution of two (2), only, indoor parking spaces rather than any other number of indoor parking space entitlements to which the parties had agreed previously.

Rent for the balance of the Demised Premises from November 15, 1999 to the expiration of the Agreement shall be unimpacted by this surrender of the CC-3 spaces.

ALL OTHER TERMS AND CONDITIONS OF THE AGREEMENT REMAIN UNCHANGED.

Please return one (1) fully executed original copy to me.

Very truly yours,

EXXON RESEARCH AND ENGINEERING

COMPANY

By:	/s/ Michael E. Adams

RECEIVED AND AGREED TO BY

MEDAREX, INCORPORATED

By:	/s/ Michael Appelbaum
Date:	9/18/99

LEASE AMENDMENT NO. 11

LEASE AMENDMENT made as of this 10th day of November, 1999 to that certain Lease Agreement dated as of May 6. 1993 and as amended thereafter, and renewed on October 10, 1997 and as amended thereafter between Exxon Research and Engineering Company (“Landlord”) and MEDAREX. INC. (“Tenant”), (“Lease Agreement”).

WHEREAS, Tenant wishes to relinquish its six (6) additionally leased indoor parking spaces added to the Demised Premises under Lease Amendments Nos. 4 & 5;

WHEREAS, Landlord is willing to allow Tenant to relinquish said additionally leased indoor parking spaces;

WHEREAS, Tenant wishes Landlord to manage the installation and operation of a temporary emergency generator and to lease additional space short term from Landlord for this purpose; and

WHEREAS, Landlord is willing to provide this service and make such additional space available for lease to Tenant on the same terms and conditions as are set forth in the Lease Agreement, subject only to the modifications set forth below:

NOW, THEREFORE, the parties agree to the following:

(1) The parties agree that as of December 1, 1999, Tenant shall relinquish and Landlord shall permit the relinquishment of the six (6) additionally leased indoor parking spaces previously leased by Tenant at the annual cost of Nine Hundred Sixty and 00/100 Dollars ($960.00) per space. The parties agree that Landlord shall reimburse Tenant the one month, pre-paid, prorated amount of Four Hundred Eighty and 00/100 Dollars ($480.00) for the December 1999 payment of said six (6) indoor spaces.

(2) The Demised Premises as defined in Section 2.01 of the Lease Agreement are enlarged for the period of three (3) months effective December 1, 1999, lasting until March 1, 2000 by the addition of the area designated as the South East Exterior of the PF Pilot Wing, adjacent to the Liquid Nitrogen Platform which additional space is deemed to be 762 rentable square feet, being more particularly described on LA11-Exhibit A attached hereto. (hereinafter “Temporary Emergency Generator Pad”).

(3) The Temporary Emergency Generator Pad shall be leased without increasing the Rent paid (which, for informational purposes only, currently is Ninety Seven Thousand Three Hundred Sixty-Four and 88/100 Dollars (597,364.88)).

(4) Landlord disclaims any warranties of any kind, expressed or implied, associated with the installation and/or operation of the emergency generator which will be installed on the Temporary Emergency Generator Pad.

ALL OTHER TERMS AND CONDITIONS OF THE LEASE AGREEMENT REMAIN THE SAME.

TENANT:
MEDAREX, INC.

By:	/s/ Michael Appelbaum
Date:	11/10/99

LANDLORD:
E XXON RESEARCH AND ENGINEERING COMPANY

By:	/s/ Alfredo Lopez
Date:	11/29/08

AMENDMENT No.12 and LEASE RENEWAL

LEASE AMENDMENT and LEASE RENEWAL (“Lease Amendment”) made as of this 30th day of September, 2003, to that certain Lease Agreement dated as of May 6, 1993 between Exxon Research and Engineering Company (now known as ExxonMobil Research and Engineering Company) (“Landlord”), and Medarex, Inc. (“Tenant”) as amended (“Lease Agreement”).

WHEREAS, the parties agree that certain provisions of the Lease Agreement, as identified below, should be amended;

WHEREAS, the parties desire to renew the Lease Agreement as herein amended for one (1) five year renewal period extending from October 1,2003 through September 30, 2008 (the “Second and Final Five (5) Year Term”); and

NOW, THEREFORE, the parties agree that the Lease Agreement is hereby amended and renewed as follows:

1.             Demised Premises

The Demised Premises as defined in Section 1.01(d) of the Lease Agreement consists of those portions of the Building currently leased to Tenant and commonly identified (with associated Rentable Square Footage) as:

A.	LF/LH-1 (as defined in Lease Amendment No. 7)	37,200 RSF
B.	L00l (as defined in Lease Amendment No. 7)	1.397 RSF
C.	PC121 & PC123 (as defined in Lease Amendment No. 8)	318 RSF
D.	PFINE (inside) (as defined in Lease Amendment No. 7)	4,556 RSF
E.	PF/NE (outside) (as defined in Lease Amendment No. 7)	1,991 RSF
	TOTAL	45,462 RSF

2.             Renewal Option — Base Rent Recalculation

Base Rent for this “Second and Final Five (5) Year Term” shall be calculated in accordance with the following approach. That portion of the last sentence of the first paragraph of Item 3. Renewal Option of Lease Amendment #7 (with reference to Article 41, Section 41.01 of the Lease), which reads:

 “…all adjusted upward (or downward as the case may be) by the percentage change in the Index (CPI-U Index) from October 1, 1998 to the commencement date of the renewal term”, SHALL BE DELETED AND REPLACED WITH:

-        “… all adjusted upward (or downward as the case may be) by the percentage change in the Index (CPI-U Index) from the October 1998 Index (170.3) to the August 2003 Index (191.1), which is an upward adjustment of 12.21%.”

3.              Base Rent Recalculation Modification and Additional Adjustment

The calculation specified in Item 2, above, may be modified on or about mid-November 2003, when the October 2003 Index is published, and to reflect the October 2003 Index. If the October 2003 Index has changed, when compared with the previously referenced August 2003 Index, then the Rent specified in Item 4, below, shall be modified and adjusted by that percentage change in the Index, using the Rent recalculation method specified in Item 2, above. This potential additional adjustment in Rent, if required, shall be documented in a separate subsequent Lease Amendment. If an adjustment in Rent is required, as stated above, the overall final recalculated Rent shall be reflected in the first quarter 2004 Invoice (dated on or about February 2, 2004). In addition, if required, the adjustment as it impacts the fourth quarter 2003 Rent previously charged in the fourth quarter 2003 invoice, shall also be reflected in the first quarter 2004 invoice, and shall be described as “Base Rent Adjustment, 4Q 2003”. In the event that this Rent adjustment is not required (such that there is no change in the CPI-U from August 2003 to October 2003), then Landlord will give Notice to Tenant that no further adjustment is required, and that a subsequent Lease Amendment to cover this contingency will not be forthcoming.

4.              Rent

The total Rent payment (as calculated using the change in indexes from October 1998 to August 2003, as specified in Item 2, above) for the Demised Premises for the “Second and Final Five (5) Year Term” shall be Six-Million Five-Hundred Fifty-Five Thousand One-Hundred Eighty and 00/100 Dollars ($6,555,180.00) payable in equal quarterly installments of Three-Hundred Twenty-Seven Thousand Seven-Hundred Fifty-Nine and 00/100 Dollars ($327,759.00) as explained in further detail below, in Items 4-A, B, C, D and F. The quarterly invoices are dated and released on or about the first work day of February, May, August, and November per annum. Each quarterly invoice encompasses the charges for Rent and Additional Rent for a calendar quarter, where for example, the February 2, 2004 invoice (the 1Q-2004 Invoice) will cover these charges for January, February, and March 2004. Each quarterly invoice also encompasses Optional Services — Usage charges reported for the previous three (3) months. The 4Q-2003 Invoice to be dated November 3, 2003 covering October, November, and December 2003, will reflect the Rent amounts at the new rates specified in this Lease Amendment No. 12.

A. Rent for LF/LH-l for the Second and Last Extension Term shall be Five-Million Seven-Hundred Thirty-Nine Thousand Five-Hundred Forty and 00/100 Dollars ($5,739,540.00), payable in equal quarterly installments of Two-Hundred Eighty-Six Thousand Nine-Hundred Seventy-Seven and 00/100 Dollars ($286,977.00), which is three times the Basic Monthly Rent of Ninety-Five Thousand Six-Hundred Fifty-Nine and 00/100 Dollars ($95,659.00). (For information purposes only, Basic Rent for

LF/LH-1 is equivalent to a rounded unit rate of $30.86 per rentable square foot per year.)

B.             Rent for L00l for the Second and Last Extension Term shall be Ninety-Four Thousand Fifty-Three and 00/100 Dollars ($94,053.00), payable in equal quarterly installments of Four-Thousand Seven-Hundred Two and 65/100 Dollars ($4,702.65), which is three times the Basic Monthly Rent of One-Thousand Five-Hundred Sixty-Seven and 55/100 Dollars ($1,567.55). (For information purposes only, Basic Rent for L00l is equivalent to a rounded unit rate of $13.46 per rentable square foot per year.)

C.             Rent for PC121 & PC123 for the Second and Last Extension Term shall be Thirty-Three Thousand Eight-Hundred Ninety-Seven and 00/100 Dollars ($33,897.00), payable in equal quarterly installments of One-Thousand Six-Hundred Ninety-Four and 85/100 Dollars ($1,694.85), which is three times the Basic Monthly Rent of Five-Hundred Sixty-Four and 95/100 Dollars ($564.95). (For information purposes only, Basic Rent for PC121 & PCI23 is equivalent to a rounded unit rate of $21.32 per rentable square foot per year.)

D.                     Rent for PF/NE (inside) for the Second and Last Extension Term shall be Six-Hundred Twenty-Six Thousand Two-Hundred Fifty-Three and 00/100 Dollars($626,253.00), payable in equal quarterly installments of Thirty-One Thousand Three-Hundred Twelve and 65/100 Dollars ($31,312.65), which is three times the Basic Monthly Rent of Ten-Thousand Four-Hundred Thirty-Seven and 55/100 Dollars ($10,437.55). (For information purposes only, Basic Rent for PF/NE (inside) is equivalent to a rounded unit rate of $27.49 per rentable square foot per year.)

E.                Rent for PF/NE (outside) for the Second and Last Extension Term shall be Sixty-One Thousand Four-Hundred Thirty-Seven and 00/100 Dollars ($61,437.00), payable in equal quarterly installments of Three-Thousand Seventy-One and 85/100 Dollars ($3,071.85), which is three times One-Thousand Twenty-Three and 95/100 Dollars ($1,023.95). (For information purposes only, Basic Rent for PF/NE (outside) is equivalent to a rounded unit rate of $6.17 per rentable square foot per year.)

5.                 Utility Charges

Section 6.05 Utility Charges and those certain associated Lease Amendments and Exhibits, as specified below, are amended as follows.

1) The following Sections and/or Exhibits shall be deleted:

•            Exhibit F-2 as referred in Section 6.05 Utility Charges of the Lease (within the second paragraph on page 14).

•            Exhibit F-6 as referred to in item 10. Section 6.05 Utility Charges of Lease Amendment No. 1 (on page 3).

•            The text of item “7. Section 6.05 Utility Charges” of Lease Amendment No. 5 (on page 4).

•            Page 4/5 and Page 5/5 of LA5S-Exhibit D, and LA5-Exhibit E also as referred to in item “7. Section 6.05 Utility Charges” of Lease Amendment No. 5 (on page 4).

•            LA5-Exhibit-F4 as referenced in item “8. Section 6.05 Utility Charges” of Lease Amendment No. 5 (on page 4) .... are all deleted and replaced with the following, of which the replacement exhibit is attached hereto.

2) The above-identified deletions shall be replaced with the following:

(a)          With reference to the Demised Premises commonly known and referred to as LF/LH-1 and PF/NE—

•                  “Tenant’s adjusted utility charge usage for this “Second and Final Five (5) Year Term” shall be based on the estimated usage for the Demised Premises commonly known and referred to as LF/LH-1 and PF/NE. This estimated usage basis is calculated from an analysis of 2003 usage data for both areas, the sum of which shall constitute the usage basis for future Utility Charges to Tenant, and is specified as “2003 Base Year Usage’. The new “2003 Base Year Usage” applied to current 2003 projected usage rates, and resultant adjusted charges are depicted and compared with pre-Lease Amendment No. 12 data in the attached (LA 12-Exhibit F-l2).”

•                  “2003 Base Year Usage” data applied to projected utility rates shall be used to calculate Tenant’s future projected annual Utility Charges for the Lease Term commencing October 1, 2003. The “2003 Base Year Usage” will remain in force until such time that a substantial change is appropriate, and a subsequent Lease Amendment executed.”

(b)         With reference to the Demised Premises commonly known as L00l

“Utilities (Lighting, HVAC) for the Demised Premises commonly known L00l will continue to be charged at a fixed rate of Three-Hundred and 00/100 Dollars ($300.00) per year. In accordance with exhibit LAS-Exhibit-E. Utility Charges, L00l in Lease Amendment No. 5, and as a result of Medarex’s use of the L00l space for other than general storage, actual monthly metered electrical power consumption resulting from the additional activities within L00l will be charged as Optional Services - Usage at the then current power rate. This charge will be included in the existing monthly report of charges provided by the Landlord to Tenant, titled Medarex House Utilities, which includes Tenant’s usage charge of house gases.”

ALL OTHER TERMS AND CONDITIONS of the Lease Agreement remain unchanged and in full force and effect.

LANDLORD:

EXXONMOBIL RESEARCH AND ENGINEERING COMPANY

By:	/s/ F. Emil Jacobs
Print Name: F. Emil Jacobs
Title: Vice President, Research & Development
Date: 9/20/03

TENANT:
MEDAREX, INC.

By:	/s/ Christian S. Schade
Print Name: Christian S. Schade
Title: SVP/CFO
Date: 9/26/03

AMENDMENT No. 13

LEASE AMENDMENT (“Lease Amendment”) made as of this 24th day of January 2004, to that certain Lease Agreement dated as of May 6, 1993 between ExxonMobil Research and Engineering Company) (“Landlord’) and Medarex, Inc. (Tenant”) as amended (“Lease Agreement”)

WHEREAS the parties desire to amend the Lease Agreement to reflect the revised Base Rent in accordance with Lease Amendment No.12 for one (1) five year renewal period extending from October 1, 2003 through September 30, 2008 (the “Second and Final Five (5) Year Tern”).

NOW, THEREFORE the parties agree to the following.

1.    Base Rent

All of item “4. Rent”, of “Amendment No.12 and Lease Renewal” SHALL BE DELETED AND REPLACED WITH THE FOLLOWING:

“Base Rent

The total Base Rent payment for the Demised Premises for the “Second and Final Five (5) Year Term” shall be Six-Million Five-Hundred Twenty-Seven Thousand Seven-Hundred Twenty-Nine and 40/100 Dollars ($6,527,729.40) payable in equal quarterly installments of Three-Hundred Twenty-Six Thousand Three-Hundred Eighty-Six and 47/100 Dollars ($326,386.47) as explained in further detail below, in Items A, B, C, D and E.

A.    Base Rent for LF/LH-l for the Second and Last Extension Term shall be Five-Million Seven-Hundred Fifteen Thousand Five-Hundred One and 00/100 Dollars ($5,715,501.00), payable in equal quarterly installments of Two-Hundred Eighty-five Thousand Seven-Hundred Seventy-Give and 05/100 ($285,775.05), which is thee times the Basic Monthly Rent Of Ninety-Five Thousand Two-Hundred Fifty-Eight and 35/100 Dollars ($95,258.35). (For information purposes only, Basic Rent for LF/LH-1 is equal to a rounded unit rate of $30.73 per rentable square foot per year.)

B.      Base Rent for L00l for the Second and Last Extension Term shall be Ninety-Three Thousand Six-Hundred Sixty and 00/1 00 Dollars ($93,660.00), payable in equal quarterly installments of Four-Thousand Six-Hundred Eighty-Three and 00/100 Dollars ($4,683.00), which is thee times the Basic Monthly Rent of One-Thousand Five-Hundred Sixty-One and 00/100 Dollars ($1,561.00). (For information purposes only, Basic Rent for L00l is equivalent to a rounded unit rate of $l3.41 per rentable square foot per year.)

C.      Base Rent for PC121 & PC123 for the Second and Last Extension Term shall be Thirty-Three Thousand Seven-Hundred Fifty-Six and 60/100 Dollars ($33,756.60)

payable in equal quarterly installments of One-Thousand Six-Hundred Eighty-Three and 83/100 Dollars ($1,687.83), which is three times the Basic Monthly Rent of Five-Hundred Sixty-Two and 61/100 Dollars ($562.61). (For information purposes only, Basic Rent for PC121 & PC123 is equivalent to a rounded unit rate of $21.23 per rentable square foot per year.)

D.     Base Rent for PF/NE (inside) for the Second and Last Extension Term shall be Six-Hundred Twenty-Three Thousand Six-Hundred Thirty-One and 60/100 Dollars ($623,631.60), payable in equal quarterly installments of Thirty-One Thousand One-Hundred Eighty-One and 58/100 Dollars ($31,181.58), which is thee times the Basic Monthly Rent of Ten-Thousand Three-Hundred Ninety-Three and 86/100 Dollars ($10,393.86). (For information purposes only, Basic Rent for PF~E (inside) is equivalent to a rounded unit rate of $27.33 per rentable square foot per year.)

E.       Base Rent for PF/NE (outside) for the Second and Last Extension Term shall be Sixty-one Thousand One-Hundred Eighty and 20/100 Dollars ($61,180.20), payable in equal quarterly installments of Three-Thousand Fifty-Nine and 01/100 Dollars ($3,059.01) which is thee times the Basic Monthly Rent of One-Thousand Nineteen and 67/100 Dollars ($1,019.67). (For information purposes only, Basic Rent for PF/NE (outside) is equivalent to a rounded unit rate of $6.15 per rentable square foot per year.)”

2.    Base Rent Adjustment, 4Q 2003 —

Also in accordance with the Base Rent recalculation approach referenced in item “3.  Recalculation Modification and Additional Adjustment” of the Amendment No.12 and Lease Renewal, such that the now current CPI-U Index upward change of 11.74% (Percentage increase of the Index from October 1993 of 170.3 to the Index of October 2003 of 190.3) shall be applied to constitute the adjustment in Base Rent Previously charged in the fourth quarter 2003 invoice; and as indicated, this adjustment shall be reflected in the first quarter 2004 invoice, and shall be described in the invoice as “Base Rent Adjustment 4Q 2003”. This adjustment shall be a credit to “Tenant” in the amount of One-Thousand Three-Hundred Seventy-Two and 53/100 Dollars ($1,372.53).

3.    Utility Charges—L001

With reference to “5. Utility Chares” of “Amendment No.12 and Lease Renewal” specifically item “5., 2), (b) With reference to the Demised Premises commonly known as L001—”, that specific item [“5., 2), (b)”] SHALL BE DELETED IN ITS ENTIRETY AND REPLACED WITH THE FOLLOWING:

“Utilities for the Demised Premises commonly known as L001 will be charged at a fixed rate of Two-Thousand Five-Hundred and 00/100 Dollars ($2,500.00) per annum for the estimated Electrical usage within room L001 for each year of the Five (5) Year Renewal Term as described in “Amendment 12 and Lease Renewal” This annual amount is comprised of two Electrical usage categories within L001—. Tenant Equipment and

HVAC / Lighting, which are described in the attached Exhibit (“LA13.Exhibit F-l3b”) This fixed rate shall remain in force until such time as both parties mutually agree per Lease Amendment to modify the said amount.”

4.     Utility Charges—LA12-Exhibit F-12

With reference to “5. Utility Charges” of “Amendment No.12 and Lease Renewal”, specifically item “5., 2), (a)”, only the associated Exhibit (“LA12-Exhibit F-l2”) SHALL BE DELETED IN ITS ENTIRETY AND REPLACED WITH the attached Exhibit (“LA13-Exhibit F-13a”)  (For information purposes only, the new Exhibit is only modified to reflect the change in the Utility charge related to L001, as described above in item 3.)

ALL OTHER TERMS AND CONDITIONS of the Lease Agreement remain unchanged and in full force and effect.

LANDLORD:
EXXONMOBIL RESEARCH AND ENGINEERING COMPANY

By:	/s/	F.E. Jacobs
Print:		F.E. Jacobs
Title:		Vice President
Date: 1/24/04

TENANT:
MEDAREX, INC.

By:	/s/	Christian S. Schade
Print:		Christian S. Schade
Title:		CFO
Date:		1/9/04

AMENDMENT No.14

LEASE AMENDMENT (“Lease Amendment”) made as of this 22nd day of  June 2004, to that certain Lease Agreement dated as of May 6, 1993 between ExxonMobil Research and Engineering Company) (“Landlord”), and Medarex, Inc. (“Tenant”) as amended (“Lease Agreement”).

WHEREAS, the parties desire to amend the Lease Agreement for the term commencing July 1, 2004 through September 30, 2008 (which is the expiration date of the now current “Second and Final Five (5) Year Term”);

WHEREAS, Tenant wishes Landlord to approve the installation of a single Standby Generator and to lease additional space from Landlord for this purpose for the specified Lease Amendment term; and

WHEREAS, Landlord is willing to make such additional space available for lease to Tenant on the same terms and conditions as are set forth in the Lease Agreement, subject only to the modifications set forth below:

NOW, THEREFORE, the parties agree to the following:

1.   The Demised Premises, as defined in Item “1. Demised Premises” of the Lease “Amendment No. 12 and Lease Renewal”, are enlarged for the term of this Lease Amendment No. 14 by the addition of:

A. The area designated as the South End, South-East Exterior Corner, of the PE-Wing of the Pilot Plant, adjacent to and south of one of ExxonMobil’s Tenant’s standby / emergency generators, which additional space is deemed to be 270 rentable square feet, being more particularly described on LA14-Exhibit A attached hereto, (hereinafter, “Standby Generator Pad”, on which the Standby Generator shall be installed).

B. The area designated as Room L037, located in the “0” Level of the Laboratory Building, which additional space is deemed to be 370 rentable square feet, being more particularly described on LA14-Exhibit B attached hereto, (hereinafter, “L037”). L037 SHALL NOT be temporarily or permanently used for any purpose other than to house electrical components in support of the Standby Generator system. This use prohibition includes, but is not limited to its use as an office, file room, conference room, or for the storage of any chemicals or materials, whether hazardous or not. If the Tenant desires to use L037 for anything other than as a space to house Standby Generator system components, Tenant may submit to Landlord a request to approve other possible uses and Landlord will have sole authority to accept or reject such requests, without the need for any explanation thereof, and shall respond to Tenant in writing.

2. Base Rent —

A. The Standby Generator Pad shall be leased and appropriate space made available for electrical cable routing between the Emergency Generator and L037, without increasing the Base Rent paid quarterly (which, for informational purposes only, is at the current quarterly paid rate indicated in Lease Amendment No. 13 of Three-Hundred Twenty-Six Thousand Three-Hundred Eighty-Six and 47/100 Dollars ($326,386.47)).

B. L037 shall be leased at the annual Base Rent of Four-Thousand Nine-Hundred Sixty-One and 64/100 Dollars ($4,961.64 per year), payable in quarterly installments of One-Thousand Two-Hundred Forty and 41/100 Dollars ($1,240.41), which is three times the Basic Monthly Rent of Four-Hundred Thirteen and 47/100 Dollars ($413.47). (For information purposes only, Base Rent for L037 is equivalent to a rounded unit rate of $13.41 per rentable square foot per year.)

C. As a result of the increase in Base Rent due to the addition of L037, as described above in Item “2. B.”, the total Base Rent for the total Demised Premises, as described in the first paragraph under Item “1. Base Rent........ Base Rent” on Page 1 of Lease “Amendment No. 13”, SHALL BE INCREASED by the amount set forth above in Item “2. B.”.

3. Additional Rent — The Additional Rent, as traditionally calculated based on Tenant’s leased space in rentable square feet, which specifically includes Tenant’s apportioned share of the Real Estate Taxes, Operating Expenses, and Imputed Insurance, SHALL INCREASE by 0.08% for each Additional Rent category as defined in this item. Therefore, Real Estate Taxes will increase from 5.89% to 5.97%, and Operating Expenses and Imputed Insurance will each increase from 5.63% to 5.71%.

4. Potential Change: Standby Generator and/or Location — In the future, if Landlord so requests and after providing reasonable advanced written Notice to Tenant (i.e., not less than 6 months), Tenant shall be required to bring its Standby Generator and Standby Generator Pad into compliance with the electrical classification specified as “Class 1, Div. 2, Group C & D” by a date specified by Landlord at time of the request. Compliance measures shall be initiated and completed by Tenant and may include, but are not limited to, Tenant’s upgrade or replacement of Standby Generator, or relocation to a Landlord-approved non-classified physical location, or Tenant will not use the Standby Generator until appropriate compliance measures are complete. Measures to be taken by Tenant shall be approved in writing by Landlord prior to implementation, and Tenant’s compliance with the above-stated electrical reclassification requirements shall be accomplished with timing of the essence. All costs and/or liabilities of such measures shall be the sole responsibility of Tenant.

5. Landlord disclaims any warranties of any kind, expressed or implied, associated with the installation and/or operation of this Standby Generator, and/or associated materials, equipment and systems.

ALL OTHER TERMS AND CONDITIONS of the Lease Agreement remain unchanged and in full force and effect.

LANDLORD:

EXXONMOBIL RESEARCH AND ENGINEERNG COMPANY

By:	/s/ F. Emil Jacobs

Print Name:	F. Emil Jacobs

Title:	Vice President of Research & Development

Date:	6/22/04

TENANT:
MEDAREX, INC.

By:	/s/ Christian S. Schade

Print Name:	Christian S. Schade

Title:	CFO

Date:	6/17/04

AMENDMENT No.15 and LEASE EXTENSION

This AMENDMENT No. 15 and LEASE EXTENSION (“15th Amendment”), is made and entered into as of this 31st day of January, 2006, to that certain Lease Agreement dated as of May 6, 1993 by and between ExxonMobil Research and Engineering Company, formerly known as Exxon Research and Engineering Company, a Delaware corporation (“Landlord”), and Medarex, Inc., a New Jersey corporation (“Tenant”), as amended by Amendments No. 1 through No. 14 (collectively, the “Lease Agreement”).

WHEREAS, the parties agree that certain provisions of the Lease Agreement, as identified below, should be amended; and

WHEREAS, the parties desire to extend the Lease Agreement as herein amended for an additional period extending from October 1, 2008 through December 4, 2011 (“Extension Term”).

NOW, THEREFORE, in consideration of the mutual covenants of the parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Lease Agreement is hereby amended and the term thereof extended as follows:

1.                                  Demised Premises; Annual and Quarterly Base Rent

The Demised Premises, associated Rentable Square Footages, Base Rent per Rentable Square Footages, current quarterly Base Rent, current annual Base Rent are summarized as follows:

Demised Premises	Per Lease Amendment No.	Rentable Square Feet	Current Base Rental Rate	Quarterly Base Rent	Annual Base Rent

LF/LH-1	7	37,200	$30.73	$285,775.05	$1,143,100.20
L00l	7	1,397	$13.41	$4,683.00	$18,732.00
L037	14	370	$13.41	$1,240.41	$4,961.64
PC121 & PC123	8	318	$21.23	$1,687.83	$6,751.32
PF/NE (inside)	7	4,556	$27.38	$31,181.58	$124,726.32
PF/NE (outside)	7	1,991	$6.15	$3,059.01	$12,236.04
Generator Pad	14	270	$0.00	$0.00	$0
TOTALS:		46,102		$327,626.88	$1,310,507.52

2.                                   Extension of Term

The Term of the Lease is hereby extended for an additional period of thirty-eight (38) months and four (4) days, commencing October 1, 2008 and expiring December 4, 2011, unless sooner terminated pursuant to the terms of the Lease Agreement.

3.                                    Extension Term Base Rent

Effective October 1, 2008 and continuing unchanged throughout the Extension Term, the Base Rent will be as shown on the table below. Notwithstanding any other provision in the Lease, Base Rent during the Extension Term will not be subject to any escalation or other adjustments, but shall be fixed at the rates shown below.

Demised Premises	Rentable Square Feet	Extension Term Base Rental Rate	Quarterly Base Rent	Annual Base Rent

LF/LH-l	37,200	$43.00	$399,900.00	$1,599,600.00
L00l	1,397	$18.75	$6,548.44	$26,193.75
L037	370	$18.75	$1,734.38	$6,937.50
PCI2I& PC123	318	$29.75	$2,365.13	$9,460.50
PF/NE (inside)	4,556	$38.35	$43,680.65	$174,722.60
PF/NE (outside)	1,991	$8.60	$4,280.65	$17,122.60
Generator Pad	270	$0.00	$0.00	$0.00
TOTALS:	46,102		$458,509.25	$1,834,036.95

The total Base Rent to be paid for the Demised Premises for the Extension Term shall be Five Million Eight Hundred Twenty-six Thousand Fifty-seven and 59/100 Dollars ($5,826,057.59), payable in equal quarterly installments of Four Hundred Fifty-eight Thousand Five Hundred Nine and 25/100 Dollars ($458,509.25), as summarized above and as explained in further detail below in subparagraphs 4-A, B, C, D, E, F, and G. The quarterly invoices are dated and released on or about the first working day of February, May, August, and November per annum. Each quarterly invoice encompasses the charges for Base Rent and Additional Rent for a calendar quarter, where, for example, the February 2009 invoice (the 1a-2009 Invoice) will cover these charges for January, February, and March 2009. Each quarterly invoice also encompasses Optional Services -Usage charges reported for the previous three (3) months. The 4Q-2008 Invoice to be dated November 2008, covering October, November, and December 2008, will reflect the Base Rent amounts at the new rates specified in this 15th Amendment. The Base Rent payment for the last partial quarter of the Extension Term (October 1, 2011 through December 4, 2011) shall be Three Hundred Twenty-three Thousand Nine Hundred Forty-six and 74/100 Dollars ($323,946.74).

A.            Annual Base Rent for LF/LH-1 for the Extension Term shall be One Million Five

Hundred Ninety-nine Thousand Six Hundred and No/l00 Dollars ($l,599,600.00), payable in equal quarterly installments of Three Hundred Ninety-nine Thousand Nine Hundred and No/100 Dollars ($399,900.00), which is three times the Basic Monthly Rent of One Hundred Thirty-three Thousand Three Hundred and No/100 Dollars ($133,300.00). (For information purposes only, Base Rent for LF/LH-1 is equivalent to a rounded unit rate of Forty-three and No/1 00 Dollars ($43.00) per rentable square foot per year.)

B.            Annual Base Rent for L001 for the Extension Term shall be Twenty-six Thousand One Hundred Ninety-three and 75/100 Dollars ($26,193.75), payable in equal quarterly installments of Six Thousand Five Hundred Forty-eight and 44/100 Dollars ($6,548.44), which is three times the Basic Monthly Rent of Two Thousand One Hundred Eighty-two and 8 1/100 Dollars ($2,182.81). (For information purposes only, Base Rent for L00l is equivalent to a rounded unit rate of Eighteen and 75/100 Dollars ($18.75) per rentable square foot per year.)

C.            Annual Base Rent for L037 for the Extension Term shall be Six Thousand Nine Hundred Thirty-seven and 50/100 Dollars ($6,937.50), payable in equal quarterly installments of One Thousand Seven Hundred Thirty-four and 3 8/100 Dollars ($1,734.38), which is three times the Basic Monthly Rent of Five Hundred Seventy-eight and 13/100 Dollars ($578.13). (For information purposes only, Base Rent for L037 is equivalent to a rounded unit rate of Eighteen and 75/100 Dollars ($18.75) per rentable square foot per year.)

D.            Annual Base Rent for PC121 & PC123 for the Extension Term shall he Nine Thousand Four Hundred Sixty and 50/100 Dollars ($9,460.50), payable in equal quarterly installments of Two Thousand Three Hundred Sixty-five and 13/100 Dollars ($2,365.13), which is three times the Basic Monthly Rent of Seven Hundred Eighty-eight and 38/100 Dollars ($788.38), (For information purposes only, Base Rent for LF/LH-1 is equivalent to a rounded unit rate of Twenty-nine and 75/100 Dollars ($29.75) per rentable square foot per year.)

E.             Annual Base Rent for PF/NE (inside) for the Extension Term shall be One Hundred Seventy-four Thousand Seven Hundred Twenty-two and 60/100 Dollars ($174,722.60), payable in equal quarterly installments of Forty-three Thousand Six Hundred Eighty and 65/100 Dollars ($43,680.65), which is three times the Basic Monthly Rent of Fourteen Thousand Five Hundred Sixty and 22/100 Dollars ($14,560.22). (For information purposes only, Base Rent for LF/LH-1 is equivalent to a rounded unit rate of Thirty-eight and 35/100 Dollars ($38.35) per rentable square foot per year.)

F.             Annual Base Rent for PF/NE (outside) for the Extension Term shall be Seventeen Thousand One Hundred Twenty-two and 60/100 Dollars ($17,122.60), payable in equal quarterly installments of Four Thousand Two Hundred Eighty and 65/100 Dollars ($4,280.65), which is three times the Basic Monthly Rent of One Thousand Four Hundred Twenty-six and 88/100 Dollars ($1,426.88). (For information purposes only, Base Rent for LF/LH-1 is equivalent to a rounded unit rate of Eight and 60/100 Dollars

($8.60) per rentable square foot per year.)

G.            Annual Base Rent for the Generator Pad for the Extension Term shall be Zero Dollars ($0.00).

ALL OTHER TERMS AND CONDITIONS of the Lease Agreement remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the authorized representatives of each of the parties have hereby executed this Amendment No. 15 and Lease Extension to be effective as of the 31st day of January, 2006.

LANDLORD:

EXXONMOBIL RESEARCH AND ENGINEERING COMPANY,

a Delaware corporation

By:	/s/ F. Emil Jacobs
Name:	Fritz Emil Jacobs
Title:	Vice President

TENANT:
MEDAREX, INC.,
a New Jersey corporation

By:	/s/ Christian S. Schade
Name:	Christian S. Schade
Title:	CFO

AMENDMENT No. 16  and LEASE EXTENSION

This AMENDMENT No. 16 and LEASE EXTENSION (“16th Amendment”), is made and entered into as of this 24th day of October, 2008, to that certain Lease Agreement dated as of May 6, 1993 by and between ExxonMobil Research and Engineering Company, formerly known as Exxon Research and Engineering Company, a Delaware corporation (“Landlord”), and Medarex, Inc., a New Jersey corporation (“Tenant”), as amended by Amendments No. 1 through No. 15 (collectively, the “Lease Agreement”).

WHEREAS, the parties agree that certain provisions of the Lease Agreement, as identified below, should be amended; and

WHEREAS, the parties desire to extend the Lease Agreement as herein amended for an additional period extending from December 5, 2011, through December 31, 2013 (“16th Amendment Extension Term”).

NOW, THEREFORE, in consideration of the mutual covenants of the parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the Lease Agreement is hereby amended and the term thereof extended as follows:

1.                          Extension of Term.

The Term of the Lease Agreement is hereby extended for an additional period of twenty-four (24) months and twenty-six (26) days, commencing December 5, 2011 and expiring December 31, 2013, unless sooner terminated pursuant to the terms of the Lease Agreement.

2.                          Base Rent for First Extension Term and 16th Amendment Extension Term.

Effective October 1, 2008, the Base Rent for the Premises will no longer be determined on the basis of location and use of the particular areas within the Premises.  Therefore, the rent table and other provisions in Section 3 of Amendment No. 15 and Lease Extension are hereby deleted in their entirety, effective as of October 1, 2008, and replaced with the following statements of Base Rent:

Effective October 1, 2008 and continuing unchanged throughout the first Extension Term, the annual Base Rent will be increased to Two Million Two Hundred One Thousand Two Hundred Thirty-Three and 20/100 Dollars ($2,201,233.20), payable in equal quarterly installments of Five Hundred Fifty Thousand Three Hundred Eight and 30/100 Dollars ($550,308.30) per quarter, payable on the first day of each calendar quarter.  The first quarterly payment for the first Extension Term will be equitably prorated.

Effective December 5, 2011 and continuing unchanged throughout the 16th

Amendment Extension Term, the annual Base Rent will be increased to Two Million Eight Hundred Sixty-One Thousand Six Hundred Three and 16/100 Dollars ($2,861,603.16), payable in equal quarterly installments of Seven Hundred Fifteen Thousand Four Hundred and 79/100 Dollars ($715,400.79) per quarter, payable on the first day of each calendar quarter.  The first quarterly payment for the 16th Amendment Extension Term will be equitably prorated.

The quarterly invoices are dated and released on or about the first working day of February, May, August, and November per annum.  Each quarterly invoice encompasses the charges for Base Rent and Additional Rent for a calendar quarter, where, for example, the February 2009 invoice will cover these charges for January, February, and March 2009.  Each quarterly invoice also encompasses Optional Services - Usage charges reported for the previous three (3) months.  By way of example only, the 4Q-2008 Invoice to be dated November 2008, covering October, November, and December 2008, will reflect the Base Rent amounts at the new rate specified in this 16th Amendment.

3.                          Calculation of Additional Rent.

Section 6.04, Optional Services, of the Lease Agreement is deleted in its entirety and replaced with the following:

Section 6.04 — ADDITIONAL SERVICES

Landlord offers additional services in each of the following two categories, as indicated in Exhibit D hereto: (1) Predetermined Usage and (2) Headcount.

(1)           Predetermined Usage: Annual rates to be charged for each predetermined service used shall become effective as of the first day of January of each year of the Lease Term.  Landlord shall provide Tenant with the new annual rates by December 01 of each prior year.  Adjustments, if any, will appear in the second quarterly invoice.  Landlord may change a rate or cancel a service at any time by giving Tenant not less than thirty (30) days notice, in which event Tenant’s liability for charges for the cancelled service shall be prorated to the last day of the service.  Tenant shall also have the right to cancel any predetermined service upon thirty (30) days prior written notice to the Landlord.

(2)           Headcount: Landlord shall set annual rates and advise Tenant as set forth in (1) immediately above, except that Landlord shall not be entitled to cancel the service.  Not later than January 02 of each year, Tenant shall advise Landlord of its projected average headcount (number of full-time employees and/or contractors) for the upcoming year of the Lease Term.  Tenant shall promptly advise Landlord if the average headcount departs materially from Tenant’s projection.

On the first day of the second month of each quarter, Landlord shall provide

Tenant with a quarterly invoice including Tenant’s predetermined usage payment, inclusive of categories (1) and (2) above, and Tenant shall pay the invoice amount by the 15th day of that month.  Quarterly payments may be made by electronic wire transfer.

Proposed project work must be requested in writing to Landlord Facilities Manager.  Project work may only commence upon review and written approval by Landlord Facilities Manager. Tenant is expected to directly contract services from third party vendors, chosen from Landlord’s approved list.  If Tenant chooses to contract the services from third party vendors that are not on Landlord’s approved list, Tenant must seek Landlord approval to include contractor on Landlord’s list of approved vendors and produce proof that contractor has successfully completed required safety training, background checks, and drug and alcohol testing, and any other requirements prescribed by Landlord.  Associated costs for these requirements are to be borne by the Tenant.

4.                          No Other Modifications; Counterpart Signatures.

The Lease Agreement, as amended hereby, remains in full force and effect without any further amendments, alterations or modifications thereto except as expressly set forth herein, and Landlord and Tenant expressly ratify and confirm the Lease Agreement as amended by this 16th Amendment.  This Lease Agreement may not be further modified except in a written instrument signed by the authorized representatives of each party hereto. All initially capitalized words and terms used herein shall have the meanings ascribed to them in the Lease Agreement, unless otherwise specifically provided herein.  This Lease Agreement may be executed in multiple counterparts, and by either or both of the parties hereto in separate counterparts, each of which when executed and delivered shall constitute an original but all of which taken together shall constitute one and the same agreement.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the authorized representatives of each of the parties have hereby executed this Amendment No. 16 and Lease Extension to be effective as of the 24th day of October, 2008.

LANDLORD:

EXXONMOBIL RESEARCH AND ENGINEERING COMPANY,

a Delaware corporation

By:	/s/ F. Emil Jacobs
Name:	Fritz Emil Jacobs
Title:	Vice President

TENANT:
MEDAREX, INC.,
a New Jersey corporation

By:	/s/ Christian S. Schade
Name:	Christian S. Schade
Title:	CFO